EXHIBIT 23.1
                                         CONSENT OF DELOITTE & TOUCHE LLP




We consent to the incorporation by reference in this Registration Statement of Movie Star, Inc. on Form S-8 of our report dated September 4, 1997, appearing in the Annual Report on Form 10-K of Movie Star, Inc. for the year ended June 30, 1997.




                                                     DELOITTE & TOUCHE LLP



New York, New York
January 23, 1998